EXHIBIT 2.01

                       CERTIFICATE OF MERGER OF

                    HAUSER CHEMICAL RESEARCH, INC.
                       (a Delaware corporation)

                                 Into

                             HAUSER, INC.
                       (a Colorado corporation)

                       Under Section 252 of the
                  General Corporation Law of Delaware


We, the undersigned, being the President and Secretary of Hauser Inc., a Colorado corporation, do hereby certify as follows:

1. The constituent corporations of the merger referred to in this Certificate are Hauser Chemical Research, Inc., a
Delaware corporation (hereinafter referred to as "HCR") and Hauser, Inc., a Colorado corporation (hereinafter referred to as "Hauser").

2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of said constituent corporations in accordance with the provisions of
Section 252 of the General Corporation Law of Delaware.

3. Hauser is the corporation surviving the merger referred to.

4. The Articles of Incorporation of Hauser, Inc., filed in the State of Colorado shall be the Certificate of Incorporation of the surviving corporation.

5. The executed Agreement and Plan of Merger is on file at the principal place of business of Hauser, Inc., the surviving corporation, which address is 5555 Airport Boulevard, Boulder, CO 80301.

6. A copy of the Agreement and Plan of Merger will be furnished by Hauser, Inc. upon request, and without cost, to any stockholder of either constituent corporation.

7. The authorized capital stock of Hauser, Inc. is Fifty Million Eight Hundred (50,800,000) shares, of which Fifty Million (50,000,000) shall be designated as common stock, $.001 par value, and of which Eight Hundred Thousand (800,000) shares shall be designated as preferred stock, $1.00 par value.

8. Hauser hereby appoints the Secretary of State of the State of Delaware as an agent for service of process and directs that any process served upon the Secretary of State may be mailed to Hauser at 5555 Airport Boulevard, Boulder, CO 80301.

9. This instrument and the merger referred to herein shall become effective on December 3, 1996.

Dated:  November 27, 1996.

HAUSER, INC.
a Colorado corporation

By:
/s/ Dean P. Stull,
President

By:
/s/ Patricia A. Roberts,
    Secretary